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                                                                   EXHIBIT 10.13




                           THE 2000 STOCK OPTION PLAN

                                       OF

                           DAYTON SUPERIOR CORPORATION

       Dayton Superior Corporation, an Ohio corporation (the "Company"), hereby adopts this 2000 Stock Option Plan of Dayton Superior Corporation (the "Plan"), effective as of June 16, 2000, for the benefit of its eligible employees and consultants. This Plan shall constitute an amendment and restatement of the Dayton Superior Corporation 1994 Stock Option Plan, the Dayton Superior Corporation 1995 Stock Option Plan, the Dayton Superior Corporation 1996 Stock Option Plan, and the Dayton Superior Corporation 1997 Stock Option and Restricted Stock Plan for purposes of all options granted under such plans outstanding as of June 16, 2000 immediately following the consummation of the merger of the Company pursuant to that certain Agreement and Plan of Merger dated as of January 19, 2000 by and between the Company and Stone Acquisition Corp., as amended (the "Merger Agreement").

       The purposes of the Plan are as follows:

       (1) To provide an additional incentive for Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock; and

       (2) To enable the Company to obtain and retain the services of Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company.

                                   ARTICLE I.
                                   DEFINITIONS

         Wherever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates otherwise.

1.1    AWARD LIMIT.

       "Award Limit" shall mean 150,000 shares of Common Stock, as adjusted pursuant to Section 8.3 of the Plan.

1.2    BOARD.

       "Board" shall mean the Board of Directors of the Company.

1.3    CHIEF EXECUTIVE OFFICER.

       "Chief Executive Officer" shall mean the Chief Executive Officer of the Company.




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1.4    CODE.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.5    COMMITTEE.

       "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, or the Board (as the case may be) appointed as provided in Section 7.1.

1.6    COMMON STOCK.

       "Common Stock" shall mean the Class A Common Shares of the Company, without par value.

1.7    COMPANY.

       "Company" shall mean Dayton Superior Corporation, an Ohio corporation.

1.8    CONSULTANT.

       "Consultant" shall mean any consultant or adviser if:

       (a) the consultant or adviser renders BONA FIDE services to the Company or a Subsidiary;

       (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

       (c) the consultant or adviser is a natural person who has contracted directly with the Company or a Subsidiary to render such services.

1.9    DIRECTOR.

       "Director" shall mean a member of the Board.

1.10     DRO.

       "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

1.11   EMPLOYEE.

       "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.12   EXCHANGE ACT.



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       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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1.13   FAIR MARKET VALUE.

       "Fair Market Value" of a share of Common Stock as of a given date shall be:

       (a) the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the most recent trading day prior to such determination date; or

       (b) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for a share of Common Stock on the most recent trading day prior to such determination date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or

       (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the fair market value of a share of Common Stock as determined in good faith by the Board (which determination shall take into account the most recent appraisal of fair market value of a share of Common Stock as determined by an independent valuation consultant or appraiser).

1.14   INCENTIVE STOCK OPTION.

       "Incentive Stock Option" shall mean an Option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.15   INDEPENDENT DIRECTOR.

       "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

1.16     INITIAL PUBLIC OFFERING.

       "Initial Public Offering" shall mean the first issuance by the Company of any class of common equity securities that is required to be registered (other than on a Form S-8) under Section 12 of the Exchange Act.

1.17   MANAGEMENT STOCKHOLDERS' AGREEMENT.

       "Management Stockholders' Agreement" shall mean that certain Management Stockholders' Agreement dated as of June 16, 2000 among the Company, Odyssey Investment Partners Fund, LP, and the stockholder parties thereto, as amended from time to time.

1.18   NON-QUALIFIED STOCK OPTION.

       "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

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1.19   OPTION.

       "Option" shall mean a stock Option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; PROVIDED, HOWEVER, that all Options granted to Consultants shall be Non-Qualified Stock Options.

1.20   OPTIONEE.

       "Optionee" shall mean a person who has been granted an Option.

1.21   PLAN.

       "Plan" shall mean The 2000 Stock Option Plan of Dayton Superior Corporation.

1.22   ROLL-OVER OPTION.

       "Roll-Over Option" shall mean an option to purchase Common Stock that was outstanding prior to the consummation of the transactions contemplated by the Merger Agreement and that remains outstanding immediately thereafter pursuant to the Merger Agreement.

1.23   RULE 16B-3.

       "Rule 16b-3" shall mean that certain Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.24   SECTION 162(M) PARTICIPANT.

       "Section 162(m) Participant" shall mean any Employee who, after an Initial Public Offering, is designated by the Committee as an Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.25   SECURITIES ACT.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

1.26   STOCK OPTION AGREEMENT.

       "Stock Option Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Optionee which shall contain such terms and conditions with respect to an Option as the Chief Executive Officer and the Committee shall determine, consistent with the Plan.

1.27   SUBSIDIARY.

       "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken

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chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.28   SUBSTITUTE OPTION.

       "Substitute Option" shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity options previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; PROVIDED, HOWEVER, that in no event shall the term "Substitute Option" be construed to refer to an Option made in connection with the cancellation and repricing of an Option granted under the Plan.

1.29   TERMINATION OF CONSULTANCY.

       "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.30   TERMINATION OF EMPLOYMENT.

       "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (a) a termination where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (b) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship between the Company or a Subsidiary and the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

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                                  ARTICLE II.
                             SHARES SUBJECT TO PLAN

2.1    SHARES SUBJECT TO PLAN.

       (a) The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options shall not exceed 519,254 as adjusted pursuant to
Section 8.3. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

       (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled shall continue to be counted against such limit. Notwithstanding the foregoing, Roll-Over Options shall not be counted against the Award Limit.

2.2    ADD-BACK OF OPTIONS.

       If any Option expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be granted hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be granted hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be granted hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III.
                              GENERAL OPTION TERMS

3.1    STOCK OPTION AGREEMENT.

       Each Option shall be evidenced by a Stock Option Agreement. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2    PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS.

       The Committee, in its discretion, may determine whether an Option is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

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3.3    LIMITATIONS APPLICABLE TO SECTION 16 PERSONS.

       Notwithstanding any other provision of the Plan, the Plan, and any Option granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4    CONSIDERATION.

       In consideration of the granting of an Option under the Plan, the Optionee shall agree, in the Stock Option Agreement or other written agreement, to render faithful and efficient service as directed by the Company and to use his or her best efforts to promote the interests of the Company and its Subsidiaries.

3.5    AT-WILL EMPLOYMENT.

       Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and the Company or any Subsidiary.

                                  ARTICLE IV.
                               GRANTING OF OPTIONS

4.1    ELIGIBILITY.

       Any Employee or Consultant selected by the Chief Executive Officer, Committee, or the Board (as the case may be) pursuant to Section 4.4 shall be eligible to be granted an Option.

4.2    DISQUALIFICATION FOR STOCK OWNERSHIP.

       No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3    QUALIFICATION OF INCENTIVE STOCK OPTIONS.

       No Incentive Stock Option shall be granted to any person who is not an Employee.

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4.4    GRANTING OF OPTIONS TO EMPLOYEES AND CONSULTANTS.

       (a) Prior to the occurrence of an Initial Public Offering, the Chief Executive Officer shall from time to time, in his or her discretion and with the approval of the Committee (which approval shall not unreasonably be withheld), and subject to applicable limitations of the Plan:

              (i) Select from among the Employees and Consultants (including Employees and Consultants who have previously received Options under the
       Plan) such of them as in his or her opinion should be granted Options;
       and

              (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees and Consultants.

       (b) After the occurrence of an Initial Public Offering, the Committee (or the Board as the case may be) shall from time to time, in its discretion, and subject to applicable limitations of the Plan:

              (i) Select from among the Employees and Consultants (including Employees and Consultants who have previously received Options under the
       Plan) such of them as in its opinion should be granted Options; and

              (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees and Consultants.

       (c) Upon the selection of an Employee or Consultant to be granted an Option pursuant to subsection (a) or (b) above, the Committee shall:

              (i) subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code;

              (ii) determine the terms and conditions of such Options, consistent with the Plan; PROVIDED, HOWEVER, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code; and

              (iii) instruct the Secretary of the Company to issue the Option.

       (d) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

4.5 OPTIONS IN LIEU OF CASH COMPENSATION. Except as expressly provided in a written employment or other agreement between the Company and any Employee or Consultant, Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, pursuant to such policies which may be adopted by the Committee from time to time.

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                                   ARTICLE V.
                                TERMS OF OPTIONS

5.1 OPTION PRICE. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and:

       (a) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted;

       (b) in the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

       (c) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

       (d) in the case of an Option that is a Substitute Option, such price may be less than the Fair Market Value per share on the date of grant, PROVIDED, that the excess of

              (i) the aggregate Fair Market Value (as of the date such Substitute Option is granted) of the shares subject to the Substitute Option, over

              (ii) the aggregate exercise price thereof;

       (e) does not exceed the excess of

              (i) the aggregate fair market value as determined by the Committee (as of the time immediately preceding the transaction giving rise to the Substitute Option) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over

              (ii) the aggregate exercise price of such shares.

5.2    OPTION TERM.

       The term of an Option shall be set by the Committee in its discretion; PROVIDED, HOWEVER, that in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the

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Committee may extend the term of any outstanding Option in connection with any
Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

5.3    OPTION VESTING.

       (a) The period during which the right to exercise, in whole or in part, an Option vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

       (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided either in the Stock Option Agreement or by action of the Committee.

       (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4    TERMS OF ROLL-OVER OPTIONS.

       (a) All Roll-Over Options shall be fully exercisable as of June 16, 2000.

       (b) Each Roll-Over Option will be subject to the terms of the Plan and the Management Stockholders' Agreement.

                                  ARTICLE VI.
                               EXERCISE OF OPTIONS

6.1 PARTIAL EXERCISE. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2 MANNER OF EXERCISE. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

       (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

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       (b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

       (c) In the event that the Option shall be exercised pursuant to Section
8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

       (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee, may in its discretion (i) allow a delay in payment of up to thirty
(30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;
(iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

6.3 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

       (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

       (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

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       (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

       (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

       (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee and subject to Section 8.5 may be in the form of consideration used by the Optionee to pay for such shares under Section 6.2(d).

6.4 RIGHTS AS STOCKHOLDERS. Optionees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Optionees.

6.5 OWNERSHIP AND TRANSFER RESTRICTIONS. The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement or other written agreement between the Company and the Optionee and may be referred to on the certificates evidencing such shares. The Optionee shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Optionee or (b) one year after the transfer of such shares to such Optionee.

6.6 ADDITIONAL LIMITATIONS ON EXERCISE OF OPTIONS. Optionees may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation after an Initial Public Offering, as may be imposed in the good faith discretion of the Committee.

                                  ARTICLE VII.
                                 ADMINISTRATION

7.1    COMPENSATION COMMITTEE.

       Prior to an Initial Public Offering, the Compensation Committee (whose members shall initially include William Hopkins, as Chairman, Muzzafar Mirza and Douglas Rotatori) shall administer the Plan. Following such Initial Public Offering, if any, the full Board shall administer the Plan unless and until there is appointed a Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the
Plan) that shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board in its sole discretion.

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7.2    DUTIES AND POWERS OF COMMITTEE.

       It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Stock Option Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Stock Option Agreement provided that the rights or obligations of the Optionee of the Option that is the subject of any such Stock Option Agreement are not affected adversely. Any such grant under the Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

7.3    MAJORITY RULE; UNANIMOUS WRITTEN CONSENT.

       The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

7.4    COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS.

       Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation. The Company shall indemnify the members of the Committee and the Board to the fullest extent permitted by Ohio law in connection with their performance of duties under the Plan.

7.5    DELEGATION OF AUTHORITY TO GRANT OPTIONS.

       The Committee may, but need not, delegate from time to time some or all of its authority to grant Options under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; PROVIDED, HOWEVER, that the Committee may not delegate its authority to grant Options to individuals (i) who are subject on the date of the grant to the reporting rules promulgated under Section 16(a) of the Exchange Act, (ii) who are Section 162(m) Participants or (iii) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the

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

restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 7.5 shall serve in such capacity at the pleasure of the Committee.

                                 ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

8.1    TRANSFERABILITY OF OPTIONS.

       (a)    Except as otherwise provided in Section 8.1(b):

              (i) No Option may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed;

              (ii) No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

              (iii) During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

       (b) Notwithstanding Section 8.1(a), the Committee, in its sole discretion, may permit an Optionee to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Optionee (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Optionee and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 8.1(b), "Permitted Transferee" shall mean, with respect to an Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law,

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

brother-in-law, or sister-in-law, including adoptive relationships of such Optionee, any person sharing such Optionee's household (other than a tenant or employee), a trust in which these persons (or such Optionee) control the management of assets, and any other entity in which these persons (or such Optionee) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Committee after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

8.2    AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

       Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted, unless the Option itself otherwise expressly so provides. No Options may be granted during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

       (a) The expiration of ten years from the date the Plan is adopted by the Board; or

       (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 8.4.

8.3 CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS.

       (a) Subject to Sections 8.3(d) and (e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

              (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

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

              (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options,

              (iii) the exercise price with respect to any Option, and

              (iv) the financial or other "targets" specified in each Stock Option Agreement for determining the exercisability of Options.

       (b) Subject to Sections 8.3(d) and (e), in the event of any transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Stock Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i) To provide that on or following the effective time of such event the Option shall be exercisable only for (A) the aggregate consideration (whether in the form of cash or otherwise) into which shares of Common Stock issuable upon the exercise of such Option would have been converted (or for which such shares would have been exercisable) if such Option had been exercised immediately prior to the event, or (B) the amount of cash equal to the value of the consideration described in (A);

              (ii) To provide that the Option cannot vest or be exercised after such event;

              (iii) To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in
       Section 5.3 or 5.4 or the provisions of such Option;

              (iv) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

              (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and options, rights and awards which may be granted in the future; and

       (c) Subject to Sections 8.3(d), 3.2 and 3.3, the Committee may, in its discretion, include such further provisions and limitations in any Stock Option Agreement, as it may deem equitable and in the best interests of the Company.

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

       (d) (i) Except as provided in subsection (e), no provision of this
       Section 8.3 shall permit the Committee to delay the time as of which an Option becomes exercisable pursuant to the terms of the applicable Stock Option Agreement.

              (ii) With respect to Options which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Option to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this
       Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate
       Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

       (e) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Option Agreement would so qualify, then this Plan and any Option Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Option Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Option Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

       (f) The existence of the Plan, the Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.4    APPROVAL OF PLAN BY STOCKHOLDERS.

       The Plan has been approved by the Company's stockholders as of the date of the Board's initial adoption of the Plan.

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

8.5    TAX WITHHOLDING.

       The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Option (or which may be repurchased from the Optionee within six months after such shares of Common Stock were acquired by the Optionee from the Company) in order to satisfy the Optionee's federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

8.6    LOANS.

       The Committee may, in its discretion, extend one or more loans to Optionees in connection with the exercise of an Option granted under the Plan. The terms and conditions of any such loan shall be set by the Committee.

8.7    EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS.

       Nothing in the Plan shall be construed to limit the right of the Company
(a) to establish any other forms of incentives or compensation for Employees or Consultants of the Company or any Subsidiary or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

8.8    COMPLIANCE WITH LAWS.

       The Plan, the granting and vesting of Options under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law,

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

the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

8.9    TITLES.

       Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

8.10     GOVERNING LAW.

         The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Ohio without regard to conflicts of laws principles thereof.

8.11     STOCKHOLDERS AGREEMENT.

         As a condition precedent to the award of any Option under the Plan, or the exercise thereof or delivery of certificates for shares issued pursuant thereto, the Committee may require the Optionee (or his or her Permitted Transferee or other successor in interest, as applicable) to enter into or become a party to the Management Stockholder's Agreement or similar agreement or a voting trust agreement in such form(s) as the Committee may determine from time to time.

                                    * * * * *



       The foregoing 2000 Stock Option Plan of Dayton Superior Corporation was adopted by the Board of Directors of the Company on June 16, 2000.

       The foregoing 2000 Stock Option Plan of Dayton Superior Corporation was approved by unanimous written consent of the Company's shareholders on June 16, 2000.



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